                                                                   EXHIBIT 10.3

                            SECOND AMENDMENT TO THE
                       MANTECH INTERNATIONAL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

     SECOND AMENDMENT to the ManTech International Corporation Employee Stock Ownership Plan (the "Plan") by ManTech International Corporation (the "Company").

     The Company maintains the Plan, effective as of January 1, 1999. The Company has the power to amend the Plan and now wishes to do so.

     This Amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and the guidance issued thereunder. Except as otherwise provided, this Amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

     NOW THEREFORE, the Plan is amended as follows:

I. Effective January 1, 2002, Section 1.11 of the Plan is amended by adding the following paragraph to the end thereof:

     "Increase in Compensation Limit. The annual compensation for each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year."

II. Section 3.4 of the Plan is amended by adding the following paragraph after the first paragraph thereof:

     "Limitations on Contributions. This paragraph shall be effective for Limitation Years beginning after December 31, 2001. The annual addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of: (a) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or (b) 100 percent of the Participant's compensation, within the meaning of Code Section 415(c)(3), for the limitation Year. The compensation referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401 (h) or 419A(f)(2)) which is otherwise treated as an annual addition."

III. The Plan is amended by adding a new Section 7.3 as follows:

     "7.3"   Distribution upon Severance from Employment.

             (a) Effective date. This Section 7.3 shall apply for distributions and severances from employment occurring after December 31, 2001.

             (b) New distributable event. A Participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distrbuted on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed."

IV. Section 8.1(b)(i) of the Plan is amended in its entirety to read as follows:

     "(i)    (A)   If the value of the vested balance in such Account as of such
     Valuation Date does not exceed, nor at any other time exceeded, $5,000, the Participant's vested balance in his or her Account shall be distributed in cash to him or her in the form of a single lump sum payment, as soon as practicable, but in no event later than that last day of the plan Year following the Plan Year in which the Participant terminates employment.

             (B)   Rollovers Disregarded in Involuntary Cashouts.

                   (1) Applicability and effective date. This subsection (B) shall apply to Plan distributions made after December 31, 2001.

                   (2) Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of the Plan, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the
          value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable account balance."

     V. Section 8.5 of the Plan is amended by adding a new subsection (e) as follows:

          "(e)  Direct Rollovers of Plan Distributions.

                (i) Effective date. The subsection (e) shall apply to distributions made after December 31, 2001.

                (ii) Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in this Section 6.14 of the Plan, an eligible retirement plan shall also mean and annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

                (iii) Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provision in this Section 6.14 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan."

     VI.  The Plan is amended by adding a new Section 13.4 as follows:

          "13.4 Modification of Top-Heavy Rules

                (a) Effective date. This Section 13.4 shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section 13.4 amends Sections 13.2 and 13.3 of the Plan.

                (b)   Determination of top heavy status.

                  (i) Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

             (ii)  Determination of present values and amounts. This subsection
      (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                  (A) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregate with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a termination plan which, had it not been terminated, would have been aggregated with the plan under Code
      Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                  (B) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

          (c)     Minimum benefits.

             (i) Matching contributions. Employer matching contributions under the ManTech International 401(k) Plan shall be taken into account for purposes of satisfying the minimum contribution requirements of Code
      Section 416(c)(2) and the Plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

             (ii) Contributions under other plans. To the extent minimum contribution has not already been met by the Employer Contribution for the Plan Year, the minimum contribution required under Code Section 416(c)(2) shall be provided under the ManTech International 401(k) Plan.

VII.  In all respects not amended, the Plan is hereby ratified and confirmed.

                                 *  *  *  *  *

     To record adoption of the Amendment as set forth above, the Company has caused this document to be signed on this 15/th/ day of December, 2001.


                                        ManTech International Corporation

                                        By: /s/ JOHN A. MOORE, JR.
                                            -----------------------------------